FILED PURSUANT TO RULE 424(B)(3)

File Number 333-170321

GRAHAM PACKAGING COMPANY INC.

SUPPLEMENT NO. 14 TO

PROSPECTUS DATED DECEMBER 30, 2010

THE DATE OF THIS SUPPLEMENT IS JUNE 22, 2011

ON JUNE 22, 2011, GRAHAM PACKAGING COMPANY INC. FILED THE ATTACHED

CURRENT REPORT ON FORM 8-K

The attached information modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement No. 14 should be read in conjunction with the Prospectus which is required to be delivered with this Prospectus Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2011

GRAHAM PACKAGING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34621	52-2076126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 17, 2011, Graham Capital Company (“GCC”) exercised its right under the Exchange Agreement, dated February 10, 2010, by and among Graham Packaging Company Inc. (the “Company”), Graham Packaging Holdings Company (“Holdings”) and certain of GCC’s affiliates, to exchange on a one-for-one basis, Holdings’ limited partnership units for shares of the Company’s common stock, par value $0.01 per share. On June 17, 2011, GCC acquired 839,082 shares of the Company’s common stock upon the exchange of the same number of Holdings’ limited partnership units. The Company issued 839,082 shares of its common stock to GCC in connection with such exchange. No underwriters were involved in the foregoing transactions. The transactions were exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) of the Securities Act of 1933.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING COMPANY INC.

Date: June 22, 2011	By:	/s/ William E. Hennessey
	Name:	William E. Hennessey
	Title:	Vice President, Corporate Controller and Treasurer